                                                                   EXHIBIT 10.37



                                COMMERCIAL LEASE

         This lease agreement is made and entered into by and between Sam Jack McGlasson (Landlord) and Casa Ole Restaurant and Cantina (Tenant). Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain property containing approximately 40,390 square feet, herein called the "leased premises" known as Exhibit A (Address), Lot ____________, Block __________, _______________________________________ Addition, City of Bellmead, McLennan
County, Texas; or as more particularly described below or on attached exhibit:
Subject property shall be surveyed and replated to a single lot subdivision by Tenant with Landlord's full cooperation.

         The primary term of this lease shall be twenty years (240 months) commencing 90 days after Tenant opens business to the public at the above described property.

1. TAXES. Each year during the term of this lease, Tenant shall pay real estate taxes assessed against the leased premises in an amount equal to the total real estate taxes assessed against the leased premises.

2. UTILITIES. Tenant shall pay all charges for utility services to the leased premises.

3. HOLDING OVER. Failure of Tenant to surrender the leased premises at the expiration of the lease constitutes a holding over which shall be construed as a tenancy from month to month at a rental of $3,000.00 per month.

4. RENT. Tenant agrees to and shall pay Landlord at 1 Hidden Valley St., Waco, TX 76710, County of McLennan, Texas or at such other place Landlord shall designate from time to time in writing as rent for the leased premises, the total sum of $452,700.00, payable without demand in equal monthly installments of $* see Rent Schedule Addendum, cash in advance on or before the 1st day of each month, commencing on 90 days after Tenant opens business to public, 19_____, and continuing thereafter until the total sum shall be paid. Adjustment to the rent, if any, for rent escalators, for percentage of net rent, or for increases in building operation costs (including but not limited to insurance, custodial services, maintenance and utilities) shall be as set forth in an attached addendum. Rent received after the first day of the month shall be deemed delinquent. If rent is not received by Landlord by the 5th of each month, Tenant shall pay a late charge of $50.00 plus a penalty of $10.00 per day until rent is received in full. Tenant shall pay $50.00 for each returned check.

5. USE. Tenant shall use the leased premises for the following purpose and no other: Tenant shall construct an approximately





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
4,200 sq. ft. restaurant building which will be opened to the public.

6. SECURITY DEPOSIT. Tenant shall pay to Landlord a security deposit in the sum of $ NA , payable on or before the commencement of this lease for Tenant's faithful performance hereunder. Refund thereof shall be made upon performance of this lease agreement by Tenant, minus any assessments or damages unless Landlord and Tenant provide otherwise in Special Provisions.

7. INSURANCE. Tenant shall pay for fire and extended coverage insurance on the buildings and other improvements on the leased premises in an amount not less than $ replacement value , which amount shall be increased yearly in proportion to the increase in market value of the premises. If Landlord provides any insurance herein, Tenant shall pay to Landlord, during the term hereof, the amount of any increase in premiums for the insurance required over and above such premiums paid during the first-year of this lease. Tenant shall provide public liability and property damage insurance for its business operations on the leased premises in the amount of $1,000,000.00 which policy shall cover the Landlord as well as the Tenant. Said insurance policies required to be provided by Tenant herein shall name Landlord as an insured and shall be issued by an insurance company approved by Landlord. Tenant shall provide Landlord with certificates of insurance evidencing the coverage required herein. Tenant shall be solely responsible for fire and casualty insurance on Tenant's property on or about the leased premises. If Tenant does not maintain such insurance in full force and effect, Landlord may notify Tenant of such failure and if Tenant does not deliver to Landlord within 10 days after such notice certification showing all such insurance to be in full force and effect, Landlord may at his option, take out the necessary insurance to comply with the provision hereof and pay the premiums on the items specified in such notice, and Tenant covenants thereupon on demand to reimburse and pay Landlord any amount so paid or expended in the payment of the insurance premiums required hereby and specified in the notice with interest thereon at the rate of 10 percent per annum from the date of such payments by Landlord until repaid by Tenant.

8. CONDITION OF PREMISES. Tenant has examined and accepts the leased premises in its present as is condition as suitable for the purposes for which the same are leased, and does hereby accept the leased premises regardless of reasonable deterioration between the date of this lease and the date Tenant begins occupying the leased premises unless Landlord and Tenant agree to repairs or refurbishment as noted in Special Provisions.

9. MAINTENANCE AND REPAIRS. Tenant shall keep the foundation, the exterior walls (except glass; windows; doors; door closure devices; window and door frames, molding, locks, and hardware; and interior painting or other treatment of exterior walls), and the





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
roof of leased premises in good repair except that Landlord shall not be required to make any repairs occasioned by the act or negligence of Tenant, its employees, subtenants, licenses and concessionaires. Tenant is responsible for maintenance of the common area and common area equipment. At the termination of this lease, Tenant shall deliver the leased premises in good order and condition, normal wear and tear excepted. Normal wear and tear means deterioration which occurs without negligence, carelessness, accident or abuse.

10. ALTERATIONS. All alterations, additions and improvements, except trade fixtures, installed at expense of Tenant, shall become the property of Landlord and shall remain upon and be surrendered with the leased premises as a part thereof on the termination of this lease. At the termination of this lease, Tenant shall deliver the leased premises in good order and condition, natural deterioration only excepted. Any damage caused by the installation or removal of trade fixtures shall be repaired at Tenant's expense prior to the expiration of the lease term. All alterations, improvements, additions, and repairs made by Tenant shall be made in good and workmanlike manner.

11. COMPLIANCE WITH LAWS AND REGULATIONS. Tenant shall, at its own expenses, comply with all laws, orders, and requirements of all governmental entities with reference to the use and occupancy of the leased premises.
Tenant and Tenant's agents, employees and invitees shall fully comply with any rules and regulations governing the use of the buildings or other improvements to the leased premises as required by Landlord. Landlord may make responsible changes in such rules and regulations from time to time as deemed advisable for the safety, care and cleanliness of the leased premises, provided same are in writing and are not in conflict with this lease.

12. ASSIGNMENT AND SUBLETTING. Tenant shall not assign this lease nor sublet the leased premises or any interest therein without first obtaining the written consent of the Landlord. An assignment or subletting without the written consent of Landlord shall be void and shall, at the option of Landlord, terminate this lease.

13. DESTRUCTION. In the event the leased premises is partially damaged or destroyed or rendered partially unfit for occupancy by fire or other casualty, Tenant shall give immediate notice to Landlord. Tenant shall maintain loss of business insurance to assure Landlord is paid rent during any casualty period.

14. TENANT DEFAULT AND REMOVAL OF ABANDONED PROPERTY. If Tenant abandons the premises or otherwise defaults in the performance of any obligations or covenants herein, Landlord may enforce the performance of this lease in any manner provided by law. This lease may be terminated at Landlord's discretion if such abandonment or default continues for a period of 10 days after





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
Landlord notifies Tenant of such abandonment or default and of Landlord's intention to declare this lease terminated. Such notice shall be sent by Landlord to Tenant at Tenant's last known address by certified mail. If Tenant has not completely removed or cured default within the 10-day period, this lease shall terminate. Thereafter, Landlord or its agents shall have the right, without further notice or demand, to enter the leased premises and remove all property without being deemed guilty of trespass and without waiving any other remedies for arrears of rent or breach of covenant. Upon abandonment or default by the Tenant, the remaining unpaid portion of the rental from paragraph 4 herein, shall become due and payable. For purposes of this section, Tenant is presumed to have abandoned the premises if goods, equipment, or other property, in an amount substantial enough to indicate a probable intent to abandon the premises, is being or has been removed from the premises and the removal is not within the normal course of Tenant's business. Landlord shall have the right to store any property of Tenant that remains on premises that are abandoned; and, in addition to Landlord's other rights, Landlord may dispose of the stored property if Tenant does not claim the property within 60 days after the date the property is stored, provided Landlord delivers by certified mail to Tenant at Tenant's last known address a notice stating that Landlord may dispose of Tenant's property if Tenant does not claim the property within 60 days after the date the property is stored.

15. INTERRUPTION OF UTILITIES. Landlord or Landlord's agent may not interrupt or cause the interruption of utility service paid directly to the utility company by Tenant.

16. EXCLUSION OF TENANT. Landlord may not intentionally prevent Tenant from entering the leased premises except by judicial process unless the exclusion results from (a) bona fide repairs, construction, or an emergency;
(b) removing the contents of premises abandoned by Tenant; or (c) changing the door locks of Tenant in the event Tenant is delinquent in paying at least part of the rent. If Landlord or Landlord's agent changes the door lock of Tenant, in the event Tenant is delinquent in paying rent, Landlord or Landlord's agent must place a written notice on Tenant's front door stating the name and the address or telephone number of the individual or company from which the new key may be obtained. The new key is required to be provided only during Tenant's regular business hours.

17. LIEN. Landlord is granted an express contractual lien, in addition to any lien provided by law, and a security interest in all property of Tenant found on the leased premises to secure the compliance by Tenant with all terms of this lease.

18. SUBORDINATION. Landlord is hereby irrevocably vested with full power and authority to subordinate this lease to any mortgage, deed of trust, or other lien hereafter placed on the demised





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premises and Tenant agrees, on demand to execute such further instruments subordinating this lease as Landlord may request, provided such subordination shall be on the express condition that this lease shall be recognized by the mortgagee and the rights of Tenant shall remain in full force and effect during the term of this lease so long as Tenant shall continue to perform all of the covenants and conditions of this lease.

19. INDEMNITY. Landlord and its employees and agents shall not be liable to Tenant or Tenant's employees, patrons, visitors, invitees, or any other persons for any such injury to any such persons or for damage to personal property caused by an act, omission, or neglect of Tenant or Tenant's agents or of any other tenant of the premises of which the leased premises is a part. Tenant agrees to indemnify and hold Landlord and its employees and agents harmless from any and all claims for such injury and damages, whether the injury occurs on or off the leased premises.

20. SIGNS. Tenant must follow sign requirements as established by the City of Bellmead.

21. TENANT BANKRUPTCY. If Tenant becomes bankrupt or makes voluntary assignment for the benefit of creditors or if a receiver is appointed for Tenant, Landlord may terminate this lease by giving five (5) days written notice to Tenant of Landlord's intention to do so.

22. CONDEMNATION. If the whole or any substantial part of the leased premises is taken for any public or quasi- public use under any governmental law, ordinance or regulation or by right of eminent domain or should the leased premises be sold to a condemning authority under threat of condemnation, this lease shall terminate and the rent shall be abated during the unexpired portion of the lease effective from the date of the physical taking of the leased premises.

23. HAZARDOUS MATERIALS. Landlord warrants and represents that the Property does not contain "Hazardous Materials", as that phrase is defined herein. For purposes of this provision, the phrase "Hazardous Materials" shall mean and include any toxic contaminated or other hazardous materials including, without limitation, asbestos, PCB, transformers, underground storage containers, materials containing any radioactive substances, petroleum base products, paints, solvents, lead, cyanide, DDT, acids, pesticides, ammonium compounds, and any other substance forming a component part of the improvements which has heretofore or may in the future be determined to contain toxic wastes, hazardous materials, or undesirable substance injurious to the health of occupants living or working in or around the subject Property. Landlord acknowledges that current and future federal, state, and local laws and regulations may require the clean up of any such Hazardous Materials at the expense of those persons who in the past, present





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or future may have had or continues to have any interest in the Property including, but not limited to, current, past, and future owners and users, including tenants, of the Property. The cost and expense of such clean up may be substantial. Landlord further acknowledges that the real estate Brokers and their agents involved in the negotiation of this transaction have no expertise with respect to any such Hazardous Materials. Landlord acknowledges and agrees that Landlord shall look solely to experts and professionals selected by Landlord to advise Landlord with respect to the condition of the Property and shall not hold the real estate Brokers or their agents responsible for any Hazardous Material condition or problem relating to the Property. Landlord hereby agrees to indemnify, defend and hold the real estate Brokers and their agents participating in this transaction harmless of and from any and all liability, claim, debt, damage, cost or expense, including reasonable attorneys' fees, related to or arising out of or in any way connected to Hazardous Materials and/or toxic wastes and/or any other undesirable substances affecting the Property.

24. BROKER'S FEE. JIM STEWART REALTORS, Broker and NA, Co-Broker, as Real Estate Broker (the Broker), has negotiated this lease and Landlord agrees to pay Broker in McLennan County, Texas, upon commencement of this lease a negotiated fee of $____________ or 4% of the total rental provided for in this lease be divided as follows: NA. In the event this lease is extended, expanded or renewed, Landlord agrees to pay to Broker an additional negotiated fee of $____________ or 4% of the total rental for such extension, expansion or renewal period, payable at the time of commencement of such extension, expansion or renewal, said fee to be divided as follows: NA. Tenant warrants that it has had no dealings with any real estate broker or agents in connection with the negotiation of this lease excepting only NA and it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease. If Tenant during the term of this Lease, or any extension, expansion or renewal period thereof, or within 60 days of the expiration of this Lease, or any extension, expansion or renewal period thereof, purchases the property herein leased, Landlord agrees to pay the Broker, JIM STEWART, REALTORS in McLennan County, Texas, a negotiated fee of $_ ____________ or 6% of the sales price upon closing of the sale of this property.

25. NOTICES. Notices to Tenant shall be by certified mail or other delivery to the leased premises or to Tenant's last known address. Notices to Landlord shall be by certified mail to the place where rent is payable.

26. DEFAULT BY LANDLORD. In the event of breach by Landlord of any covenant, warranty, term or obligation of this lease, then Landlord's failure to cure same or commence a good faith effort to cure same within 10 days after written notice thereof by Tenant shall be considered a default and shall entitle Tenant either to terminate this lease or cure the default and make the necessary





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repairs and any expense incurred by Tenant shall be reimbursed by the Landlord after reasonable notice of the repairs and expenses incurred.

27.      [INTENTIONALLY DELETED]

28. RIGHT OF ENTRY. Landlord shall have the right during normal business hours to enter the demised premises; (a) to inspect the general condition and state of repair thereof, (b) to make repairs required or permitted under this lease, or (c) for any other reasonable purpose.

29. WAIVER OF BREACH. The waiver by Landlord of any breach of any provision of this lease shall not constitute a continuing waiver or a waiver of any subsequent breach of the same or a different provision of this lease.

30. TIME OF ESSENCE. Time is expressly declared to be of the essence in this lease.

31. BINDING OF HEIRS AND ASSIGNS. Subject to the provisions of this lease pertaining to assignment of the Tenant's interest, all provisions of this lease shall extend to and bind, or inure to the benefit not only of the parties to this lease but to each and every one of the heirs, executors, representatives, successors, and assigns of Landlord or Tenant.

32. RIGHTS AND REMEDIES CUMULATIVE. The right and remedies by this lease agreement are cumulative and the use of any one right or remedy by either party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

33. TEXAS LAW TO APPLY. This agreement shall be construed under and in accordance with the law of the State of Texas.

34. LEGAL CONSTRUCTION. In case any one or more of the provisions contained in this agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof and this agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

35. PRIOR AGREEMENTS SUPERCEDED. This agreement constitutes the sole and only agreement of the parties to this lease and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter of this lease.





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36.      AMENDMENT.  No amendment, modification, or alteration of the terms hereof shall be binding unless it is in writing, dated subsequent to the date hereof, and duly executed by the parties.

37. ATTORNEY'S FEES. Any signatory to this lease agreement who is the prevailing party in any legal proceeding against any other signatory brought under or with relation to this lease agreement or this transaction shall be additionally entitled to recover court costs, reasonable attorney fees, and all other out-of-pocket costs of litigation, including deposition, travel and witness costs, from the nonprevailing party.

38. SPECIAL PROVISIONS. (This section to include additional factual data not included above.) Casa Ole has the right of first refusal on any contract to purchase this property. Upon being given written notice that a contract of purchase has been submitted and accepted by Landlord, Tenant shall have 14 business days to match said offer. The Addendum to Commercial Lease attached hereto is incorporated herein and made a part hereof for all purposes.

         THE TEXAS ASSOCIATION OF REALTORS AND THE WACO ASSOCIATION OF REALTORS DO NOT FIX, CONTROL, RECOMMEND, SUGGEST OR MAINTAIN COMMISSION RATES OR FEES FOR SERVICES TO BE RENDERED BY THEIR MEMBERS OR THE DIVISION OF COMMISSIONS OR FEES BETWEEN COOPERATING PARTICIPANTS OR BETWEEN PARTICIPANTS AND NON-PARTICIPANTS. THE AMOUNT OF COMPENSATION AND THE CONTRACT TERMS HEREIN ARE NOT PRESCRIBED BY LAW AND ARE SUBJECT TO NEGOTIATION BETWEEN BROKER AND SUBLESSOR.

         THIS IS A LEGAL DOCUMENT, READ IT CAREFULLY. IF YOU DO NOT UNDERSTAND THE EFFECT OF ANY PART OF THIS AGREEMENT, SEEK COMPETENT LEGAL ADVICE.

         EXECUTED this 21st day of June, 1996.

Casa Ole Restaurants



By:      /s/ Patrick M. Morris                     /s/ Sam Jack McGlasson
         --------------------------                --------------------------
         TENANT OR TENANTS                         LANDLORD SIGNATURE
         SIGNATURE(S) President                    Sam Jack McGlasson

1135 Edgebrook                                     1 Hidden Valley
Houston, TX 77034                                  Waco, Texas 76710
713-943-7574                                       817-772-1554





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--------------------------
BROKER SIGNATURE
JIM STEWART, REALTORS


By:      /s/  Randy Reid
         --------------------------
         AGENT SIGNATURE
         Randy Reid

500 N. Valley Mills Drive
Waco, Texas 76710
817/776-0000





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
                          ADDENDUM TO COMMERCIAL LEASE


         Reference is made to that certain Commercial Lease in which Sam Jack McGlasson is named as the Landlord and Casa Ole Restaurant and Cantina is named as the Tenant and which provides for the lease by Tenant of a certain tract of land containing approximately 40,390 square feet in the City of Bellmead, McLennan County, Texas situated on Loop 340. This Addendum is intended to supplement and modify such Commercial Lease, and wherever the terms of this Addendum are inconsistent with the terms of such Commercial Lease, the terms of this Addendum shall prevail.

         1.      Tenant shall be Casa Ole Restaurants, Inc.

         2. The rent to be paid by Tenant for each month for the lease of the property during each period of five (5) years, including periods which may be added to the lease by reason of Tenant's exercise of options to extend the lease, shall be as follows:


         First period of five years        -       $1,570.00 per month
         Second period of five years       -       $1,775.00 per month
         Third period of five years        -       $2,100.00 per month
         Fourth period of five years       -       $2,100.00 per month
         Fifth period of five years        -       $2,205.00 per month
         Sixth period of five years        -       $2,315.00 per month

         3. In addition to the rent referred to above, commencing with such third period of five years, Tenant shall pay an additional rent equal to two percent (2%) of its net sales receipts in excess of $1,260,000.00 annually in the restaurant to be constructed upon the property.

         4. Tenant shall have two options to extend the lease term for successive periods of five (5) years each. Tenant may exercise each of such options by giving Landlord notice in writing no less than 120 days before the end of the lease term (including the previously extended lease term).

         5. Tenant's obligation to lease the Leased Premises shall be subject to such property being replatted as a single lot. Tenant shall use its best efforts to cause such property to be replatted as a single lot. Landlord will consent to such replatting and will cooperate with Tenant in such undertaking.

         6. Should Tenant determine, within its sole discretion, that business operations in the Leased Premises should be discontinued, such discontinuance shall not be deemed an abandonment or other default unless Tenant fails to pay the rent referred to above.





                               Addendum - Page 1

         7. Tenant, without Landlord's consent and within its sole discretion, may sublease the Leased Premises or assign the Commercial Lease, but in such event, Tenant shall not be relieved of its obligations under the Commercial Lease and shall remain primarily liable for the payment of rent.

         8. If Tenant should determine, within its sole discretion, within thirty (30) days from the date it signs the Commercial Lease that the Leased Premises is unsuitable for the construction and operation of a restaurant and gives Landlord notice thereof in writing, the Commercial Lease shall become null, void and of no effect and neither Landlord not Tenant shall have any further obligation thereunder.

         9. Upon the expiration of the lease term, Tenant shall be entitle to remove from the building constructed upon the Leased Premises, any property which can be removed therefrom without permanent damage to such building, without regard to whether such property is classified as real or personal. If the removal of such property causes damage to the building it shall be repaired by the Tenant at its cost and expense.

         10. Should the improvements erected upon the Leased Property be destroyed or damaged by fire or other casualty, Tenant's obligation to continue to pay the rent shall not be abated, but Tenant shall not be required to carry business interruption or similar insurance coverage.

         11. Landlord's damages for Tenant's failure to pay rent pursuant to paragraph 14 shall be equal to the value of unpaid rental then due and to become due in the future, discounted at the rate of ten percent (10%) per annum. Such amount shall become immediately due and payable pursuant to paragraph 14 and subject to the provisions for notice and opportunity to cure set forth there. In such case the lease shall continue until the end of the initial lease term of twenty (20) years, but in such case, Tenant's options to extend the lease term shall lapse. Landlord, at his option, shall have as his remedy the cancellation of the Commercial Lease and the termination of the lease term, but Landlord's damages in such event shall be limited to such rents as have theretofore become due and payable.

         12.     Paragraph 16 of the Commercial Lease is hereby deleted.

         13. If all or any part of the property is taken in a condemnation proceeding pursuant to paragraph 22 of the Commercial Lease, Tenant shall be entitle to a share of the award in condemnation equal to the value of its loss as the result of the condemnation. In determining Tenant's loss, there shall be considered, without limitation, Tenant's future profits.

         14.     Paragraph 28 of the Commercial Lease is hereby deleted.





                               Addendum - Page 2

         15.     The Landlord warrants and represents the following:

                 (a) Landlord has good and indefeasible legal title to the Leased Premises.
                 (b) The Leased Premises are free and clear of liens and other encumbrances.
                 (c) Tenant shall have quiet enjoyment of the Leased Premises in accordance with the terms of the Commercial Lease and this Addendum, and Landlord will defend Tenant against any person claiming an interest in therein.

         16. When the Leased Premises is surveyed, the metes and bounds or other description set forth in the surveyor's field notes will be substituted in the place and stead of the Exhibit A to the Commercial Lease.





                               Addendum - Page 3

                             VANNOY & ASSOC., INC.
                              Surveyors - Planners

                                  DESCRIPTION
                              CASA OlE 0.927 ACRES

STATE OF TEXAS
COUNTY OF McLENNAN

BEING all that tract of land in the City of Bellmead, McLennan County, Texas, and a part of the Tomas de la Vega Grant and a part of that called 202.634 acres described in a deed to Sam J. McGlasson as recorded in Volume 1041, Page 831 of the McLennan County Deed Records, and being further described as follows:

BEGINNING at a point on the South line of Loop 340 (240' R.O.W.), being also the Northeast corner of the Hillcrest Medical 2.48 acres as described in a deed recorded in Volume 1704, Page 4 of the McLennan County Deed Records, a 1/2" steel rod found for corner;

THENCE South 81 degrees 10 minutes 41 seconds East (Reference), 140.00 feet along Loop 340 to a 1/2" steel rod set for corner;

THENCE South 08 degrees 52 minutes 53 seconds West, 288.50 feet to a 1/2" steel rod set on the North line of Lot 1, Block 1 of the TRI-CITIES ADDITION as recorded in Volume 1505, Page 700 of the McLennan County Deed Records;

THENCE North 81 degrees 10 minutes 41 seconds West, 140.00 feet along the North line of said Lot 1 to a 1/2" steel rod found at the Southeast corner of said Hillcrest Medical tract;

THENCE North 08 degrees 52 minutes 53 seconds East, 288.50 feet to the Point of Beginning, containing 0.927 acres of land.

The description shown hereon was prepared from an on-the-ground survey performed by me during the month of July, 1996.

July 11, 1996
                                                   /s/  Ray L. Vannoy
                                                   --------------------------
                                                   Ray L. Vannoy
                                                   R.P.L.S. No. 1988





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